UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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FLUIDIGM CORPORATION

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FLUIDIGM’S BOARD RECOMMENDS YOU VOTE “FOR” ALL PROPOSALS TO MAXIMIZE YOUR INVESTMENT IN FLUIDIGM Dear Stockholders, You have an important decision to make at the Fluidigm Special Meeting of Stockholders on March 25, 2022. After a comprehensive review, the Fluidigm Board of Directors has unanimously determined the $250 million capital infusion (inclusive of $25 million received in January 2022 in the form of convertible term loans) from leading life sciences investors Casdin Capital and Viking Global Investors is the best path forward to maximize value for all stockholders. Capital Infusion of $250 Million Ushers in a New Chapter of Accelerated Growth, Optimized Cost Structure and Focused Execution in High Growth Areas Casdin and Viking’s investment is expected to fuel the realization of identified growth and cost opportunities within mass cytometry and microfluidics, and facilitate Fluidigm’s pursuit of new growth drivers over time across the life science ecosystem. Optimizes cost structure with focus on being cash Expands mass cytometry platforms flow positive while supporting high growth areas capabilities to better support translational and clinical research Accelerates significantly greater breadth and scale through inorganic and organic growth Realizes and rationalizes opportunities in targeted high profit areas within microfluidics Increases investment in direct sales and marketing to expand customer base in the life Strengthens the management team and Board science ecosystem of Directors    Fluidigm’s Board Recommends that All Stockholders Vote “FOR” All Proposals    YOUR VOTE IS IMPORTANT — PLEASE VOTE TODAY If you have questions about how to vote your shares or require additional information, please contact: Alliance Advisors Stockholders Call Toll-Free: 833-782-7142 Stockholders can vote by phone at 1-800-690-6903 or visit proxyvote.com to vote by computer or mobile device. To vote by mail, please sign, date and return the enclosed voting instruction form.

Forward-Looking Statments This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding Fluidigm’s vision and strategy, expectations to maximize value, potential target markets and revenues, anticipated collaborations, growth and investment plans, product and market expectations, and expense management. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to the potential adverse effects of the coronavirus pandemic on our business and operating results; any failure to obtain required stockholder approval of a pending financing transaction (the “Transaction”); the possibility that the conditions to the closing of the Transaction are not satisfied; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Fluidigm’s current plans and operations, including through the loss of customers, suppliers and employees; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; seasonal variations; unanticipated increases in costs or expenses; reductions in research and development spending; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm’s business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law. About Fluidigm Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com. Fluidigm and the Fluidigm logo are trademarks and/or registered trademarks of Fluidigm Corporation or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.